UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 24, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 24, 2014, Miller Energy Resources, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) to settle and resolve all claims of CNX Gas Company, LLC (“CNX”) related to the case styled CNX Gas Company, LLC v. Miller Energy Resources, Inc., Chevron Appalachia, LLC as successor in interest to Atlas America, LLC, Cresta Capital Strategies, LLC and Scott Boruff, which had been pending in the United States District Court for the Eastern District of Tennessee. CNX asserted claims arising from the alleged breach of a Letter of Intent dated May 30, 2008 which contemplated the assignment of certain oil and gas leases in Campbell County, Tennessee.

The Settlement Agreement provides for the payment of $1.25 million by the Company to CNX within 45 days, mutual waivers and releases of claims, and the entry of a stipulation dismissing the case with prejudice within 10 days of the payment being received by CNX. Each party will pay its own attorney’s fees and costs.

The foregoing description of the terms and conditions of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement dated January 24, 2014 between Miller Energy Resources, Inc. and CNX Gas Company, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2014	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement dated January 24, 2014 between Miller Energy Resources, Inc. and CNX Gas Company, LLC